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                                                                    Exhibit 3.3b

                               INDEX TO BY-LAWS OF

                     ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.

                                                                            Page
                                                                            ----

ARTICLE I       STOCKHOLDERS..................................................1

   Section 1    Annual Meetings...............................................1

   Section 2    Special Annual Meetings.......................................1

   Section 3    Special Meetings..............................................1

   Section 4.   Notice........................................................1

   Section 5    Organization..................................................1

   Section 6    Quorum........................................................2

   Section 7    Adjournment...................................................2

   Section 8    Proxies and Voting............................................2

   Section 9    List of Stockholders..........................................2

   Section 10   Inspectors....................................................3

   Section 11   Objections....................................................3

ARTICLE II      BOARD OF DIRECTORS............................................3

   Section 1    Number........................................................3

   Section 2    Term..........................................................3

   Section 3    Vacancies.....................................................3

   Section 4    Regular Meetings..............................................4

   Section 5    Special Meetings..............................................4

   Section 6    Place of Meetings.............................................4

   Section 7    Quorum........................................................4

   Section 8    Committees....................................................4

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   Section 9    Compensation..................................................4

   Section 10   Action by Resolution..........................................4

   Section 11   Transactions with Directors...................................5

   Section 12   Indemnification...............................................5

ARTICLE III     NOTICES.......................................................7

   Section 1    Stockholders' Meetings........................................7

   Section 2    Board of Directors' Meetings..................................7

   Section 3    Absence or Waiver of Notice...................................7

ARTICLE IV      OFFICERS .....................................................7

   Section 1    Executive.....................................................7

   Section 2    Subordinates..................................................8

   Section 3    Tenure of Officers............................................8

   Section 4    Chairman of the Board.........................................8

   Section 5    President.....................................................8

   Section 6    Vice President................................................8

   Section 7    Treasurer.....................................................8

   Section 8    Secretary.....................................................9

ARTICLE V       CAPITAL STOCK.................................................9

   Section 1    Certificates of Common Stock..................................9

   Section 2    Stock Certificates............................................9

   Section 3    Record of Certificates.......................................10

   Section 4    Cancellation of Certificate..................................10

   Section 5    Stock Transfer...............................................10

   Section 6    Registered Stockholders......................................11

                                      - 2 -

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ARTICLE VI      DIVIDENDS....................................................11

ARTICLE VII     CORPORATE SEAL...............................................12

ARTICLE VIII    AMENDMENT....................................................12

                                      - 3 -

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                                     BY-LAWS
                                       OF

                     ARIZONA OFFICE EQUIPMENT & SUPPLY, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

     1. ANNUAL MEETINGS. The meeting of the stockholders shall be held annually at the office of the corporation in Phoenix, Arizona at 6:00 o'clock p.m. on the second Friday in July of each year for the purpose of electing directors and for the transaction of any business that may properly come before it.

     2. SPECIAL ANNUAL MEETINGS. Whenever from any cause, an annual meeting of the stockholders cannot be held on the day provided, a special annual meeting may be called by the directors in the manner and at such place as is prescribed for the holding of annual meetings of the stockholders, at which special annual meeting directors shall be elected, and shall hold office until the second Friday in July of the next year succeeding and until others are elected and have qualified in their stead.

     3. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes, may be called by the President or by the Board of Directors upon a vote of the majority and shall be called by the President upon written application to him by the stockholders owning one-fifth of the common stock issued and outstanding, such application stating the purpose or purposes of such meeting.

     The business transacted at any special meeting shall be limited to the purpose stated in the notice of such meeting to the stockholders.

     4. NOTICE. Notices of all stockholders' meetings shall conform to the provisions of Article III of these By-Laws.

     5. ORGANIZATION. The President, in his absence the Vice-President, and in the absence of both a Chairman appointed by the stockholders present, shall call the meeting of stockholders to order and shall act as chairman thereof.

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     The Secretary of the corporation shall act as Secretary at all meetings of the stockholders. In his absence, the presiding officer may appoint any person to act as Secretary.

     6. QUORUM. A majority of the stock issued and outstanding represented by the holders thereof, either in person or by proxy, shall constitute a quorum at all meetings of stockholders.

     7. ADJOURNMENT. If at any annual or special meeting a quorum shall fail to attend in person or by proxy, a majority in interest of the stockholders attending in person or by proxy at the time of such meeting may, at the end of an hour, adjourn the meeting from time to time without further notice until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called, had the same been then held.

     8. PROXIES AND VOTING. At all annual and special meetings of stockholders, every holder of voting stock issued to a bona-fide purchaser of the same, represented by the holder thereof, either in person or by proxy, shall have one vote for each share of stock so held and represented at such meetings. In all elections for directors of this corporation, however, each holder of voting stock shall have the right to cast as many votes in the aggregate as is equal to the number of shares held multiplied by the number of directors to be elected at such election. Each shareholder may cast the whole number of votes for one candidate or distribute such votes among two or more such candidates. All proxies shall be in writing, shall be dated and signed by the shareholder, shall designate the person elected as proxy and shall set forth the nature of the powers to be granted to the proxy. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     9. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and correct list, in alphabetical order, of all of the stockholders entitled to vote at such meeting, with the number of shares held by each, certified to by the

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Secretary, shall be made available for examination upon written request by any stockholder.

     10. INSPECTORS. At all elections of directors the proxies shall be received and taken in charge, all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, and all ballots shall be received and counted by two inspectors who shall be appointed by the presiding officer of the meeting and who shall, in writing, certify to the returns. If a unanimous vote of stockholders present is received on any of these matters, then no action need be taken by the inspectors.

     11. OBJECTIONS. All information and/or irregularities in calls, notices of the meetings and in matters of voting, form of proxies, credentials and methods of ascertaining those present, shall be deemed waived if no objection is made at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     1. NUMBER. The business and affairs of the corporation shall be managed and controlled by a board of not less than two (2) directors, as may be determined, from time to time, by resolution of the Board of Directors.

     2. TERM. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and have qualified. Directors need not be stockholders.

     3. VACANCIES. In case of any vacancy among the directors, through death, resignation, disqualification, increase in the Board or other cause, the remaining directors at any regular or special meeting, by affirmative vote of a majority thereof, whether or not constituting a quorum, may elect a successor to hold office for the unexpired period of the term of a director as provided by these By-Laws and until his successor is elected and shall have qualified.

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     4. REGULAR MEETINGS. The Board of Directors shall hold an annual organizational meeting at the office of the corporation immediately after the adjournment of each annual stockholders' meeting. The Board shall also meet at other times at regular intervals as they may from time to time by resolution provide.

     5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of a majority of the Board. Unless otherwise specified in the notice thereof, all business may be transacted at a special meeting.

     6. PLACE OF MEETINGS. The Directors shall hold their meetings, both special and regular, at such places, either within or without the State of Arizona, as the Board may from time to time determine, with the exception of the annual organizational meeting of the Board which shall be held at the offices of the Corporation.

     7. QUORUM. A majority of the Board of Directors at the time in office shall constitute a quorum for the transaction of business, but a majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time, without notice, until a quorum be obtained. The vote of a majority of the Directors present at any meeting in favor of or against any proposition shall prevail.

     8. COMMITTEES. From time to time the Board may appoint committees for any purpose or purposes which shall have such powers as shall be specified in the resolution of appointment. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

     9. COMPENSATION. The Directors and officers of the corporation and all members of committees shall serve without salary except as may be determined by the Directors.

     10. ACTION BY RESOLUTION. The Board of Directors shall, except as otherwise provided by law, have power to act in the following manner: A resolution

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in writing, signed by all of the members of the Board of Directors, shall be deemed to be action by the board to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the corporation to record such resolution in the minute book of the corporation under its proper date.

     11. TRANSACTIONS WITH DIRECTORS. No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors or officers of the corporation is interested in, or is or are director or directors or officer or officers of such other corporation, and no contract or other transaction between the corporation and any other person or firm shall be affected or invalidated by the fact that any one or more of the directors of this corporation is a party to, or are parties to, or interested in, such contract or transaction; provided that in such case the nature and extent of the interest of such director or directors or officer or officers in such contract or other transaction and/or the fact that such director or directors or officer or officers, is or are director or directors or officer or officers of such corporation is known to the Board of Directors at the meeting at which such contract or other transaction is authorized.

     12. INDEMNIFICATION. Any person made a party to, or involved in, any civil, criminal or administrative action, suit or proceedings by reason of the fact that he, his testator or intestate, is or was director, officer or employee of the corporation, or of any corporation which he, his testator or intestate, served as such at the request of the corporation, shall be indemnified by the corporation against expenses reasonably incurred by him or imposed on him in connection with, or resulting from, the defense of any such action, suit or proceeding, or in connection with, resulting from any appeal therein, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director, or employee is liable to the corporation or such other corporation for negligence or misconduct in the performance of his duties. As used herein, the term "expense"

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shall include all obligations incurred by such person for the payment of money including, without limitation, attorneys' fees, judgment, awards, fines, penalties and amounts paid in satisfaction of judgment or in settlement of any such action, suit or proceeding, except amounts paid to the corporation or such other corporation by him. A judgment or conviction (whether based on a plea of guilty or nolo contendre or its equivalent, or after trial), shall not of itself be deemed an adjudication that such director, officer or employee is liable to the corporation or such other corporation for negligence or misconduct in the performance of his duties. Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the By-Laws or by any of the following procedures: (a) Order of the Court or administrative body or agency having jurisdiction of the action, suit or proceeding, (b) resolution adopted by a majority or quorum of the Board of Directors of the corporation without counting in such majority or quorum any directors who have incurred expenses in connection with such action, suit or proceeding, (c) if there is no quorum of directors who have not incurred expenses in connection with such action, suit or proceeding, then by resolution adopted by a majority of a committee of stockholders or directors who have not incurred such expenses, appointed by the Board of Directors, (d) resolution adopted by a majority of a quorum of stockholders entitled to vote at any meeting, or (e) order of any Court having jurisdiction over the corporation. Any such determination that a payment by way of indemnification should be made shall be binding upon the corporation, such right of indemnification shall not be exclusive of any right which such directors, officers, and employees of the corporation, and the other persons above mentioned, may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Laws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. The provisions of this Article shall apply

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to any member of any committee appointed by the Board of Directors as fully as though such person had been a director, officer, or employee of the corporation.

                                  ARTICLE III

                                    NOTICES

     1. STOCKHOLDERS' MEETINGS. Notice of annual and special meetings shall be mailed at least ten (10) days prior to such meeting to the last known address of each stockholder as the same appears by the records of the corporation.

     2. BOARD OF DIRECTORS' MEETINGS. No notice shall be required to be given of any regular meeting unless held outside the State of Arizona. The secretary shall give notice to each director of each special meeting and each regular meeting held outside the State of Arizona by mailing the same at least three (3) days before the time of such meeting or by telephoning or telegraphing not less than two (2) days before the time of the meeting.

     3. ABSENCE OR WAIVER OF NOTICE. Whenever all of the stockholders meet in person or by proxy, such meetings shall be valid for all purposes without notice, and at such meetings any corporate action may be taken. Whenever all of the directors meet, such meetings shall be valid for all purposes without notice, and at such meetings any corporate action may be taken. No notice of any meeting of stockholders or directors shall be necessary if waiver of notice be signed by all of the stockholders or directors, whichever the case may be.

                                   ARTICLE IV

                                    OFFICERS

     1. EXECUTIVE. The officers of the corporation shall be a Chairman of the Board, President, Vice President, Treasurer and Secretary. One person may hold more than one office. These persons shall be elected by the Board of Directors at their annual organizational meeting.

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     2. SUBORDINATES. The Board of Directors may appoint such other officers as it shall deem necessary, who shall have such authority and shall perform duties, as from time to time, may be prescribed by the Board.

     3. TENURE OF OFFICERS. All officers and agents shall be subject to removal at any time, with or without notice, as determined by the Board.

     4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board at which he may be present, and shall have such other powers and duties as he is called upon to perform by the President of the Board.

     5. PRESIDENT. The President shall be the chief executive officer of the Corporation. He shall preside at all meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board, and shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute on behalf of the corporation, and may affix, or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     6. VICE-PRESIDENT. In case of the absence or disability of the President, the duties of the office shall be performed by the Vice-President.

     7. TREASURER. The Treasurer shall have the custody of all funds and securities for the corporation which may come into his hands; he shall endorse, on behalf of the corporation for collection, checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks, or depositories, as the Board of Directors may designate; he may sign receipts and vouchers for payments made to the corporation; and he shall sign checks made by the corporation and pay out and dispose of the same under the direction of the Board; he shall sign, the President, or such other person or persons as may be designated by the Board, all authorized promissory notes and bills of exchange of

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the corporation, whenever required by the Board he shall render a statement of his cash accounts, he shall enter regularly, in the books of the corporation to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the corporation; and he shall perform all duties incident to the position of Treasurer subject to the control of the Board or President of the corporation.

     8. SECRETARY. The Secretary shall keep the minutes of all proceedings of the Board and the minutes of all meetings of the stockholders; and he shall attend to the giving and serving of all notices for the corporation when directed by either the President or the Vice-President in the name of the corporation; he shall sign either with the President or the Vice President of the corporation all contracts authorized by the Board, and shall affix the seal of the corporation thereto; and he shall have charge of the certificate books and such other books and papers as the Board may direct; he shall in general perform all of the duties incident to the office of the Secretary, subject to the control of the Board of Directors or President of the corporation. By resolution of the Board, one or more of the aforesaid offices may be deleted and an officer need not be elected for such person.

                                    ARTICLE V

                                  CAPITAL STOCK

     1. CERTIFICATES OF COMMON STOCK. Each certificate for shares of the capital stock of this corporation shall indicate plainly the class of stock which it represents and that it is fully paid and non-assessible and shall disclose on its face the total capitalization of the corporation and the respective shares into which the total capital stock is classified. The seal of the corporation, which may be a facsimile, shall be affixed to each certificate.

     2. STOCK CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation

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by, the President or Vice-President and the Treasurer or an Assistant Treasurer,
or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. Where such certificate is signed (1) by a transfer agent on behalf of the corporation and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer of the corporation.

     3. RECORD OF CERTIFICATES. All of the certificates for shares of the capital stock of this corporation shall be consecutively numbered and the names of the owners, the number of shares owned and the date of issue shall be entered in the corporation's books.

     4. CANCELLATION OF CERTIFICATE. Except in the case of lost or destroyed certificates, no new certificates shall be issued until the original certificate for the shares of common preferred stock represented thereby shall be surrendered and cancelled. The Board may direct a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed, and, at the Board's discretion, giving a satisfactory bond.

     5. STOCK TRANSFER. Shares of the capital stock of this corporation shall be transferred by a transfer agent of the corporation, upon surrender of certificates of stock duly endorsed or accompanied by proper evidence of succession,

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assignment or authority to transfer. Upon such surrender, it shall be the duty of the corporation or its transfer agent to issue a new certificate and record the transaction on its books. The Board of Directors may make from time to time rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the corporation.

     6. REGISTERED STOCKHOLDERS. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any changes or conversion or exchange of capital stock shall go into effect, or for a period not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise any such rights, or to give such consents, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE VI

                                    DIVIDENDS

     The Board of Directors shall from time to time on such dates as may be expedient, declare dividends upon the capital stock of the corporation from the surplus or net profits of the corporation.

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                                   ARTICLE VII

                                 CORPORATE SEAL

     The Board of Directors shall provide a suitable seal, circular in design, bearing on its outer rim the name of the corporation, the words "Incorporated" and "Arizona" and the figures in the center, which seal shall be in charge of the Secretary to be issued as directed by the Board.

                                  ARTICLE VIII

                                    AMENDMENT

     These By-Laws may be altered or amended at any meeting of the stockholders, regular or special, at which a quorum is present or represented or by the affirmative vote of a majority of the Board of Directors.

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     KNOW ALL MEN BY THESE PRESENTS:

     That I, JEANETTE A. WHITEHEAD, Secretary of ARIZONA OFFICE EQUIPMENT & SUPPLY, INC., an Arizona corporation, do hereby certify that the above and foregoing By-Laws were fully adopted as the By-Laws of the corporation at an organizational meeting thereof, on the 28 day of July, 1989; and that the same do constitute the By-Laws of said corporation.


                                               /s/ Jeanette A. Whitehead
                                               ---------------------------------
                                               Jeanette A. Whitehead
                                               Secretary

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                Special Joint Meeting of the Boards of Directors
                          and the Boards of Managers of
              Certain Subsidiaries of Global Imaging Systems, Inc.

                              AMENDMENT TO BYLAWS:
                                  June 16, 2003

     Bylaw Amendments -- Arizona Office Technologies, Inc.

     FURTHER RESOLVED, the following clause contained in Article IV, Section 8 of the Bylaws of Arizona Office Technologies, Inc. ("AOT") is hereby deleted:

          he shall sign either with the President or the Vice President of the corporation all contracts authorized by the Board, and shall affix the seal of the corporation thereto;

     FURTHER RESOLVED, that, the Board of AOT hereby ratifies all actions taken by the officers of AOT from the time Lewan & Associates, Inc. ("Lewan") acquired AOT until the date hereof.